As filed with the Securities and Exchange Commission on April 28, 2000

                                                   Registration No.333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------
                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act Of 1933
                          -----------------------------

                             AremisSoft Corporation
             (Exact name of Registrant as specified in its charter)

       Delaware                                          68-0413929
(State of incorporation)                       (IRS Employer Identification No.)

                                Goldsworth House
                                   Denton Way
                             Woking, Surrey GU21 3LG
                                 United Kingdom
               (Address of Principal Executive Offices) (Zip Code)
                          -----------------------------

                  AremisSoft Corporation 1998 Stock Option Plan
                  AremisSoft Corporation 2000 Stock Option Plan
                            (Full title of the plans)
                          -----------------------------

                                 Roys Poyiadjis
                           President and Vice Chairman
                             AremisSoft Corporation
                               Sentry Office Plaza
                          216 Haddon Avenue, Suite 607
                           Westmont, New Jersey 08108
                     (Name and address of agent for service)
                          -----------------------------

                                 (212) 246-2141
          (Telephone number, including area code, of agent for service)

-----------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------

Title of Securities   Amount to      Proposed Maximum           Proposed Maximum           Amount of
to be Registered(1)   be Registered  Offering Price Per Share   Aggregate Offering Price   Registration Fee
-----------------------------------------------------------------------------------------------------------
Common Shares,
$.001 par value       4,550,000      $5.00 - $35.00(2)          $73,217,128                $19,330(3)
-----------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of AremisSoft Corporation, Inc.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and the aggregate offering price are based upon (a) 1,246,200 shares issuable pursuant to outstanding options under the 1998 Stock Option Plan (the "1998 Plan") with an exercise price of $5.00 per share,
        (b) 60,000 shares issuable pursuant to the outstanding options under the 1998 Plan with an exercise price of $10.875, (c) 20,000 shares issuable pursuant to outstanding options under the 1998 Plan with an exercise price of $12.00 per share, (d) 150,000 shares issuable pursuant to outstanding options under the 1998 Plan with an exercise price of $14.00 per share, (e) 800,000 shares issuable pursuant to stock options granted under the 2000 Stock Option Plan (the "2000 Plan") with an exercise price of $10.875 per share, (f) 750,000 shares issuable pursuant to stock options granted under the 2000 Plan with an exercise price of $35.00 per share, (g) 23,800 shares reserved for future grants under the 1999 Plan, and (g) 1,500,000 shares reserved for future grants under the 2000 Plan. For purposes of calculating the registration fee amount for shares reserved for future grants under the 1999 Plan and 2000 Plan, the average high and low prices of the Registrant's Common Stock, as reported on the Nasdaq Stock Market on April 18, 2000 was $19.06 per share.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

        The following documents filed or to be filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement.

        (1) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

        (2) A description of the Registrant's Common Stock is incorporated by reference to the Company's Prospectus filed pursuant to Rule 424(b) of the Securities Act, in connection with the Registration Statement on Form S-1, described in item (a) above.

        All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The  Registrant's  Certificate  of  Incorporation  contains  provisions
eliminating   or  limiting   director   liability  to  the  Registrant  and  its
stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provisions do not, however, eliminate the personal liability of a director (i) for any breach of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors protection against awards of monetary damages resulting from breaches of their duty of care, except as indicated above. As a result of this provision, the ability of the Registrant or a stockholder to successfully prosecute an action against a director for breach of his or her duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his or her duty of care.

        The Registrant's Certificate of Incorporation and Bylaws also provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by applicable law, subject to limited exceptions against liabilities arising by reason of their status or services as an officer or director.

        The Registrant intends to enter into separate indemnification agreements with its directors and certain of its officers that require the Registrant, among other things, to advance their expenses as a result of any proceeding against them as to which they could be indemnified. The Registrant believes that the limitation of liability provision in its Certificate of Incorporation and the indemnification agreements will facilitate the Registrant's ability to continue to attract and retain qualified individuals to serve as directors and officers of the Registrant. The Registrant may, from time to time, agree to provide similar indemnification to certain employees and agents of the Registrant.

        The employment agreements with Dr. Kyprianou and Mr. Poyiadjis also provide that the Registrant will indemnify such individuals for any losses, costs, damages or expenses incurred as a direct consequence of the discharge of their duties or by reason of their status as agents of the Registrant.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

5.1      Opinion of Bartel, Eng, Linn & Schroder, Counsel to the Registrant

10.1     1998 Stock Option Plan (1)

10.2     Form of Incentive Stock Option Agreement (1)

10.3     Form of Nonqualified Stock Option agreement (1)

10.16    2000 Stock Option Plan

23.1     Consent of Bartel, Eng, Linn & Schroder (included in Exhibit 5.1)

23.2     Consent of Pannell, Kerr & Forster, Chartered Accountants

(1) Incorporated by reference from the Registrant's Registration Statement (File No. 333-58351) on Form S-1 filed with the Commission on July 1, 1998, together with any and all amendments thereto.

Item 9.  Undertakings.

A.  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) shall not apply if the information to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nicosia, Cyprus on April 28, 2000.

                                          AremisSoft Corporation,
                                          a Delaware corporation


                                          By: /s/ DR. LYCOURGOS K. KYPRIANOU
                                             Dr. Lycourgos K. Kyprianou
                                             Chairman of the Board and
                                             Chief Executive Officer


                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of AremisSoft Corporation, a Delaware corporation, do hereby constitute and appoint Dr. Lycourgos K. Kyprianou and Roys Poyiadjis, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys or agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


        /s/ DR. LYCOURGOS K. KYPRIANOU                 Dated: April 28, 2000
        Dr. Lycourgos K. Kyprianou, Chairman of the
        Board and Chief Executive Officer


        /s/ ROYS POYIADJIS                             Dated: April 28, 2000
        Roys Poyiadjis, President and Vice
        Chairman of the Board


        /s/ NOEL R. VOICE                              Dated: April 21, 2000
        Noel R. Voice, Chief Operating Officer,
        General Manager of Health Care Systems,
        Secretary and Director


        /s/ M.C. MATHEWS                               Dated: April 27, 2000
        M.C. Mathews, General Manager of Group
        Software Development and Director

        /s/ DANN V. ANGELOFF                       Dated:        April 27, 2000
        Dann V. Angeloff, Director


        /s/ GEORGE H. ELLIS                        Dated:        April 21, 2000
        George H. Ellis, Director


        /s/ H. TATE HOLT                           Dated:        April 25, 2000
        H. Tate Holt, Director


        /s/ THEODOROS FESSAS                       Dated:        April 27, 2000
        Theodoros Fessas, Director


        /s/ GEORGE PAPADOPOULOS                    Dated:        April 27, 2000
        George Papadopoulos, Director


        /s/ JOHN MALAMAS                           Dated:        April 27, 2000
        John Malamas, Director